FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES YEAR-TO-DATE NET INCOME OF $44.2 MILLION, UP 2.8% FROM LAST YEAR; DECLARES CASH DIVIDEND; CLOSES PREVIOUSLY ANNOUNCED MASSACHUSETTS BRANCH DEAL

NORWICH, NY (October 24, 2011) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income for the nine months ended September 30, 2011 was $44.2 million, up $1.2 million, or 2.8%, from the nine months ended September 30, 2010.  Net income per diluted share for the nine months ended September 30, 2011 was $1.29 per share, up from $1.25 per diluted share for the nine months ended September 30, 2010.  Annualized return on average assets and return on average equity were 1.09% and 10.95%, respectively, for the nine months ended September 30, 2011, compared with 1.05% and 11.01%, respectively, for the nine months ended September 30, 2010.  Net interest margin (on a fully taxable equivalent basis (“FTE”)) was 4.13% for the nine months ended September 30, 2011, down 4 basis points (“bps”) from 4.17% for the nine months ended September 30, 2010.

Net income for the three months ended September 30, 2011 was $15.2 million, up $0.6 million, or 4.4%, from the three months ended September 30, 2010.  Net income per diluted share for the three months ended September 30, 2011 was $0.45 per share, up from $0.42 per diluted share for the three months ended September 30, 2010.  Annualized return on average assets and return on average equity were 1.12% and 11.21%, respectively, for the three months ended September 30, 2011, compared with 1.07% and 10.89%, respectively, for the three months ended September 30, 2010.  Net interest margin (FTE) was 4.14% for the three months ended September 30, 2011, down slightly from 4.15% for the three months ended September 30, 2010.

Key items for 2011 include:

•	Diluted earnings per share of $1.29 for the first nine months of 2011 was the second highest in the Company’s history; second to $1.34 for the same period in 2008.

•	Net interest margin was 4.13% for the first nine months of 2011, down from 4.17% for the same period of 2010, a result of the continued low rate environment on loans and investments.

•
Net charge-offs were 0.55% of average loans and leases for the first nine months of 2011, down 10 bps from the first nine months of 2010;  provision for loan and lease losses was down $7.9 million for the same period.

•	Continued strategic expansion with the successful acquisition and conversion of four branches in Berkshire County, Massachusetts on October 21, 2011.

“Through our ongoing focus on our customers and our people, we have again delivered a strong performance with near-record earnings for the first three quarters of the year,” said NBT President and CEO Marty Dietrich. “We also continue to seek out opportunities for strategic investments to secure our future success, including enhancements to our branch banking network. In the past four weeks, we have opened a total of seven new NBT Bank locations, including our Utica Financial Center and new branch offices in Binghamton, N.Y. and Essex, Vt. Today marks our first day of business in the state of Massachusetts with the successful acquisition and conversion of four new locations in Berkshire County. We’re pleased to expand delivery of our unique brand of community banking in and to these markets and are confident the efforts of our banking professionals will be well received.”

Loan and Lease Quality and Provision for Loan and Lease Losses

The provision for loan and lease losses was $15.2 million for the first nine months of 2011, down $7.9 million from the $23.1 million recorded in the first nine months of 2010.  Net charge-offs were $15.1 million for the first nine months of 2011 representing 0.55% (annualized) of average loans and leases for the period versus $17.8 million, or 0.65% (annualized) of average loans and leases for the first nine months of 2010.

The provision for loan and lease losses was $5.2 million for the third quarter of 2011, down from $7.5 million recorded in the third quarter of 2010.  Net charge-offs were $4.3 million for the third quarter of 2011 representing 0.47% (annualized) of average loans and leases for the quarter versus $6.0 million, or 0.65% (annualized) of average loans and leases for the third quarter of 2010.  While there has been general improvement in asset quality indicators, the current quarter provision includes additional provisions as a result of the September flooding in the Company’s geographic footprint.

Nonperforming loans were $44.3 million at September 30, 2011, down slightly from $44.8 million at December 31, 2010.  Past due loans were down to 0.68% of total loans at September 30, 2011 from 0.86% at December 31, 2010.  The allowance for loan and lease losses was $71.3 million at September 30, 2011, relatively flat compared to $71.2 million at December 31, 2010.  The allowance for loan and lease losses represented 1.92% of loans and leases at September 30, 2011, compared to 1.97% at December 31, 2010.

Net Interest Income

Net interest income was $149.8 million for the nine months ended September 30, 2011, down 1.5% compared with $152.0 million for the nine months ended September 30, 2010.  The Company’s FTE net interest margin was 4.13% for the nine months ended September 30, 2011, down from 4.17% for the nine months ended September 30, 2010.

While the yield on interest bearing liabilities decreased 31 bps, the yield on interest earning assets declined 33 bps, resulting in slight margin compression for the nine months ended September 30, 2011, compared to the same period for 2010.  The yield on securities available for sale was 3.06% for the nine months ended September 30, 2011, as compared with 3.74% for the nine months ended September 30, 2010.  The yield on loans and leases was 5.63% for the nine months ended September 30, 2011, as compared with 5.92% for the nine months ended September 30, 2010.  The yield on time deposits was 1.83% for the nine months ended September 30, 2011, as compared with 2.10% for the nine months ended September 30, 2010.  The yield on money market deposit accounts was 0.37% for the nine months ended September 30, 2011, as compared with 0.62% for the nine months ended September 30, 2010.

Net interest income was $50.4 million for the three months ended September 30, 2011, down 0.5% compared with $50.6 million for the three months ended September 30, 2010.  The Company’s FTE net interest margin was 4.14% for the three months ended September 30, 2011, down slightly from 4.15% for the three months ended September 30, 2010.

While the yield on interest bearing liabilities decreased 28 bps, the yield on interest earning assets declined 27 bps, resulting in a fairly stable margin for the three months ended September 30, 2011 as compared with the three months ended September 30, 2010.  The yield on securities available for sale was 2.95% for the three months ended September 30, 2011, as compared with 3.49% for the three months ended September 30, 2010.  The yield on loans and leases was 5.51% for the three months ended September 30, 2011, as compared with 5.85% for the three months ended September 30, 2010.  The yield on time deposits was 1.75% for the three months ended September 30, 2011, as compared with 2.00% for the three months ended September 30, 2010.  The yield on money market deposit accounts was 0.31% for the three months ended September 30, 2011, as compared with 0.53% for the three months ended September 30, 2010.

Noninterest Income

Noninterest income for the nine months ended September 30, 2011 was $60.2 million, down slightly from $61.7 million for the same period in 2010.  Insurance and other financial services revenue increased approximately $1.4 million for the nine months ended September 30, 2011, as compared to the nine months ended September 30, 2010, due primarily to the acquisition of an insurance agency during the second quarter of 2011 and an increase in brokerage commission revenue due to new business.  ATM and debit card fees increased approximately $1.2 million for the nine months ended September 30, 2011, as compared to the nine months ended September 30, 2010 due to an increase in card usage as well as a change in the fee structure on foreign ATM transactions.  Trust revenue increased approximately $0.9 million for the nine months ended September 30, 2011, as compared to the nine months ended September 30, 2010, due primarily to the addition of new business generated from markets where we have recently expanded, and an increase in the fair market value of trust assets under administration.    These increases were offset by a decrease in service charges on deposit accounts of approximately $2.3 million, or 12.6%, for the nine months ended September 30, 2011, as compared with the same period in 2010.  The decrease in service charges was the result of a decrease in overdraft activity due to the effects of implementing new regulations regarding overdraft fees in the third quarter of 2010, as well as the current state of the economy.  In addition, retirement plan administration fees decreased by $0.9 million, or 11.4%, for the nine months ended September 30, 2011 as compared to the same period in 2010, driven by the loss of one client in the fourth quarter of 2010.  This decrease was partially offset by increases from new business and market-based fees during 2011.  Net securities gains decreased by $1.1 million for the nine months ended September 30, 2011 as compared to the same period in 2010 due to gains on certain securities sales in 2010.

Noninterest income for the three months ended September 30, 2011 was $20.2 million, down slightly from $21.0 million for the same period in 2010.  Insurance and other financial services revenue increased approximately $0.5 million for the three months ended September 30, 2011, as compared to the three months ended September 30, 2010, due primarily to the aforementioned acquisition of an insurance agency during the second quarter of 2011.  ATM and debit card fees also increased approximately $0.5 million for the three months ended September 30, 2011, as compared to the three months ended September 30, 2010 due to an increase in card usage as well as a change in the fee structure on foreign ATM transactions.  Trust revenue increased approximately $0.3 million for the three months ended September 30, 2011, as compared to the three months ended September 30, 2010, due primarily to the addition of new business generated from markets where we have recently expanded, and an increase in the fair market value of trust assets under administration.    These increases were offset by a decrease in service charges on deposit accounts of approximately $0.4 million, or 7.1%, for the three months ended September 30, 2011, as compared with the same period in 2010.  The decrease in service charges was the result of a decrease in overdraft activity due to the current state of the economy.  In addition, retirement plan administration fees decreased by $0.3 million, or 12.1%, for the three months ended September 30, 2011 as compared to the same period in 2010, driven by the loss of one client in the fourth quarter of 2010.  This decrease was partially offset by increases from new business and market-based fees during 2011.  Net securities gains decreased by $1.1 million for the three months ended September 30, 2011 as compared to the same period in 2010 due to gains on certain securities sales during the third quarter of 2010.

Noninterest Expense and Income Tax Expense

Noninterest expense for the nine months ended September 30, 2011 was $133.3 million, up from $131.0 million, or 1.7%, for the same period in 2010.  Salaries and employee benefits increased $3.6 million, or 5.1%, for the nine months ended September 30, 2011, compared with the same period in 2010.  This increase was due primarily to increases in full-time-equivalent employees, merit increases and other employee benefits.  In addition, occupancy expenses increased approximately $0.9 million for the nine months ended September 30, 2011, as compared to the same period in 2010, primarily due to continued branch expansion and expenses related to the harsh winter.  Other operating expenses increased approximately $0.9 million for the nine months ended September 30, 2011, as compared to the same period in 2010, primarily as a result of flood and merger related expenses during the third quarter of 2011.  These increases were partially offset by a decrease in Federal Deposit Insurance Corporation (FDIC) premium expenses of approximately $1.4 million for the first nine months of 2011 as compared to the same period in 2010 due to the FDIC redefining the deposit insurance assessment base.  In addition, the Company incurred a debt prepayment penalty of $1.2 million to pay off long-term debt during the third quarter of 2010, while no prepayment penalties were incurred for the same period in 2011.  Data processing and communications expenses decreased approximately $0.4 million for the nine months ended September 30, 2011, as compared to the nine months ended September 30, 2010.  This decrease was due to the renegotiation of a data processing contract resulting in a decrease in processing fees.  In addition, loan collection and other real estate owned expenses decreased approximately $0.4 million for the nine months ended September 30, 2011, as compared to the nine months ended September 30, 2010, due primarily to a reduction in properties classified as other real estate owned resulting in a reduction in maintenance expenses on those properties.    Income tax expense for the nine month period ended September 30, 2011 was $17.4 million, up from $16.5 million for the same period in 2010.  The effective tax rate was 28.2% for the nine months ended September 30, 2011, as compared to 27.8% for the same period in 2010.

Noninterest expense for the three months ended September 30, 2011 was $45.0 million, up slightly from $44.7 million, or 0.8%, for the same period in 2010.  Salaries and employee benefits increased $1.0 million, or 4.1%, for the three months ended September 30, 2011, compared with the same period in 2010.  This increase was due primarily to increases in full-time-equivalent employees, merit increases and other employee benefits.  Other operating expenses increased approximately $0.6 million for the three months ended September 30, 2011, as compared to the same period in 2010, primarily as a result of flood and merger related expenses during the third quarter of 2011.  These increases were offset by a decrease in FDIC premium expenses of approximately $0.7 million for the three months ended September 30, 2011 as compared to the same period in 2010, due to the aforementioned redefined deposit insurance assessment base.  In addition, the Company incurred a debt prepayment penalty of $1.2 million to pay off long-term debt during the third quarter of 2010, while no prepayment penalties were incurred for the same period in 2011.  Income tax expense for the three month period ended September 30, 2011 was $5.1 million, up from $4.8 million for the same period in 2010.  The effective tax rate was 25.2% for the three months ended September 30, 2011, as compared to 24.9% for the same period in 2010.  During the three months ended September 30, 2011, a reduction in the Company’s tax provision was driven by a reduction of tax reserves of $0.8 million, no longer required due to the expiration of the related statute of limitations.

Balance Sheet

Total assets were $5.5 billion at September 30, 2011 and $5.3 billion at December 31, 2010.  Loans and leases were $3.7 billion at September 30, 2011, up $98.1 million from December 31, 2010.  Total deposits were $4.3 billion at September 30, 2011, up $130.7 million from December 31, 2010.  Stockholders’ equity was $538.8 million, representing a total equity-to-total assets ratio of 9.84% at September 30, 2011, compared with $533.6 million or a total equity-to-total assets ratio of 9.99% at December 31, 2010.

Stock Repurchase Program

Under previously disclosed stock repurchase plans, the Company purchased 1,458,609 shares of its common stock during the nine month period ended September 30, 2011, for a total of $30.5 million at an average price of $20.91 per share.  On July 25, 2011, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to 1,000,000 shares (approximately 3%) of its outstanding common stock, effective July 25, 2011, as market conditions warrant in open market and privately negotiated transactions.  At September 30, 2011, there were 517,581 shares available for repurchase under this plan, which expires on December 31, 2013.  On October 24, 2011, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares (approximately 3%) of its outstanding common stock, effective October 24, 2011, as market conditions warrant in open market and privately negotiated transactions.  This plan expires on December 31, 2013.

Dividend Declared

The NBT Board of Directors declared a 2011 fourth-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on December 15, 2011 to shareholders of record as of December 1, 2011.

Branch Acquisition

On October 21, 2011, NBT Bank, N.A. (“NBT Bank”), the wholly owned national bank subsidiary of NBT Bancorp Inc., acquired from Berkshire Hills Bancorp, Inc. (“Berkshire Hills”) approximately $147 million of deposits, $46 million in loans and four Berkshire County, Massachusetts bank branches located in the towns of Great Barrington, Lee, Pittsfield, and North Adams.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $5.5 billion at September 30, 2011.  The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  As of the date of this release, NBT Bank, N.A. has 129 locations, including 86 NBT Bank offices in upstate New York, four NBT Bank offices in Berkshire County, Massachusetts, three NBT Bank offices in northwestern Vermont and 36 Pennstar Bank offices in northeastern Pennsylvania .  EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm.   Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

			Net		Percent
	2011	2010	Change		Change
	(dollars in thousands, except per share data)

Three Months Ended September 30,
Net Income	$15,217	$14,570	$647		4%
Diluted Earnings Per Share	$0.45	$0.42	$0.03		7%
Weighted Average Diluted
Common Shares Outstanding	33,567,564	34,512,724	(945,160)		-3%
Return on Average Assets (1)	1.12%	1.07%	5	bp	5%
Return on Average Equity (1)	11.21%	10.89%	32	bp	3%
Net Interest Margin (2)	4.14%	4.15%	-1	bp	0%

Nine Months Ended September 30,
Net Income	$44,179	$42,970	$1,209		3%
Diluted Earnings Per Share	$1.29	$1.25	$0.04		3%
Weighted Average Diluted
Common Shares Outstanding	34,159,833	34,482,097	(322,264)		-1%
Return on Average Assets	1.09%	1.05%	4	bp	4%
Return on Average Equity	10.95%	11.01%	-6	bp	-1%
Net Interest Margin (2)	4.13%	4.17%	-4	bp	-1%

Asset Quality	September 30,	December 31,
	2011	2010
Nonaccrual Loans	$39,752	$42,467
90 Days Past Due and Still Accruing	$4,525	$2,325
Total Nonperforming Loans	$44,277	$44,792
Other Real Estate Owned	$650	$901
Total Nonperforming Assets	$44,927	$45,693
Past Due Loans	$25,046	$31,004
Potential Problem Loans	$96,688	$82,247
Allowance for Loan and Lease Losses	$71,334	$71,234
Year-to-Date (YTD) Net Charge-Offs	$15,061	$25,125
Allowance for Loan and Lease Losses to Total Loans and Leases	1.92%	1.97%
Total Nonperforming Loans to Total Loans and Leases	1.19%	1.24%
Total Nonperforming Assets to Total Assets	0.82%	0.86%
Past Due Loans to Total Loans and Leases	0.68%	0.86%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	161.11%	159.03%
Net Charge-Offs to YTD Average Loans and Leases	0.55%	0.69%

Capital
Equity to Assets	9.84%	9.99%
Book Value Per Share	$16.28	$15.51
Tangible Book Value Per Share	$12.24	$11.67
Tier 1 Leverage Ratio	9.21%	9.16%
Tier 1 Capital Ratio	12.00%	12.44%
Total Risk-Based Capital Ratio	13.25%	13.70%

Quarterly Common Stock Price	2011		2010
Quarter End	High	Low	High	Low
March 31	$24.98	$21.55	$23.99	$19.15
June 30	$23.32	$20.62	$25.96	$20.21
September 30	$23.25	$17.05	$23.06	$19.27
December 31			$24.96	$21.41

(1)  Annualized
(2)  Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	September 30,	December 31,	Net	Percent
	2011	2010	Change	Change
	(dollars in thousands, except per share data)
Balance Sheet
Loans and Leases	$3,708,090	$3,610,006	$98,084	3%
Earning Assets	$5,015,891	$4,914,972	$100,919	2%
Total Assets	$5,478,451	$5,338,856	$139,595	3%
Deposits	$4,265,064	$4,134,352	$130,712	3%
Stockholders’ Equity	$538,848	$533,572	$5,276	1%

	2011	2010
Average Balances	(dollars in thousands, except per share data)
Three Months Ended September 30,
Loans and Leases	$3,686,693	$3,631,637	$55,056
Securities Available For Sale
(excluding unrealized gains or losses)	$1,120,083	$1,052,985	$67,098
Securities Held To Maturity	$74,482	$111,140	$(36,658)
Trading Securities	$3,214	$2,513	$701
Regulatory Equity Investment	$27,022	$30,638	$(3,616)
Short-Term Interest Bearing Accounts	$25,088	$132,734	$(107,646)
Total Earning Assets	$4,933,368	$4,959,134	$(25,766)
Total Assets	$5,375,643	$5,396,676	$(21,033)
Interest Bearing Deposits	$3,165,920	$3,281,560	$(115,640)
Non-Interest Bearing Deposits	$983,318	$827,358	$155,960
Short-Term Borrowings	$172,370	$159,480	$12,890
Long-Term Borrowings	$445,771	$520,103	$(74,332)
Total Interest Bearing Liabilities	$3,784,061	$3,961,143	$(177,082)
Stockholders’ Equity	$538,404	$530,585	$7,819

Average Balances
Nine Months Ended Sepember 30,
Loans and Leases	$3,650,667	$3,637,532	$13,135
Securities Available For Sale
(excluding unrealized gains or losses)	$1,105,777	$1,085,171	$20,606
Securities Held To Maturity	$84,660	$138,339	$(53,679)
Trading Securities	$3,129	$2,515	$614
Regulatory Equity Investment	$27,112	$32,840	$(5,728)
Short-Term Interest Bearing Accounts	$97,973	$121,211	$(23,238)
Total Earning Assets	$4,966,189	$5,015,093	$(48,904)
Total Assets	$5,395,148	$5,455,845	$(60,697)
Interest Bearing Deposits	$3,248,317	$3,343,001	$(94,684)
Non-Interest Bearing Deposits	$940,332	$789,160	$151,172
Short-Term Borrowings	$153,857	$156,248	$(2,391)
Long-Term Borrowings	$445,352	$566,044	$(120,692)
Total Interest Bearing Liabilities	$3,847,526	$4,065,293	$(217,767)
Stockholders’ Equity	$539,322	$521,861	$17,461

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
(in thousands)

	September 30,	December 31,
	2011	2010

ASSETS
Cash and due from banks	$121,976	$99,673
Short term interest bearing accounts	69,969	69,119
Securities available for sale, at fair value	1,169,552	1,129,368
Securities held to maturity (fair value of $74,448 and $98,759 at September 30, 2011 and December 31, 2010, respectively)	72,959	97,310
Trading securities	2,965	2,808
Federal Reserve and Federal Home Loan Bank stock	27,020	27,246
Loans and leases	3,708,090	3,610,006
Less allowance for loan and lease losses	71,334	71,234
Net loans and leases	3,636,756	3,538,772
Premises and equipment, net	69,092	67,404
Goodwill	116,127	114,841
Intangible assets, net	17,620	17,543
Bank owned life insurance	77,669	75,301
Other assets	96,746	99,471
TOTAL ASSETS	$5,478,451	$5,338,856

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,028,553	$911,741
Savings, NOW, and money market	2,365,359	2,291,833
Time	871,152	930,778
Total deposits	4,265,064	4,134,352
Short-term borrowings	158,285	159,434
Long-term debt	370,347	369,874
Trust preferred debentures	75,422	75,422
Other liabilities	70,485	66,202
Total liabilities	4,939,603	4,805,284

Total stockholders' equity	538,848	533,572

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,478,451	$5,338,856

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$50,991	$53,301	$152,977	$160,496
Securities available for sale	7,771	8,621	23,622	28,223
Securities held to maturity	680	908	2,225	3,123
Other	342	482	1,275	1,547
Total interest, fee and dividend income	59,784	63,312	180,099	193,389
Interest expense:
Deposits	5,352	7,174	17,690	23,627
Short-term borrowings	56	91	166	338
Long-term debt	3,621	4,374	10,783	14,289
Trust preferred debentures	394	1,046	1,683	3,106
Total interest expense	9,423	12,685	30,322	41,360
Net interest income	50,361	50,627	149,777	152,029
Provision for loan and lease losses	5,175	7,529	15,161	23,122
Net interest income after provision for loan and lease losses	45,186	43,098	134,616	128,907
Noninterest income:
Trust	2,090	1,786	6,384	5,461
Service charges on deposit accounts	5,532	5,953	16,059	18,384
ATM and debit card fees	3,135	2,660	8,731	7,489
Insurance and other financial services revenue	5,127	4,595	15,925	14,540
Net securities gains	12	1,120	98	1,211
Bank owned life insurance income	674	655	2,369	2,444
Retirement plan administration fees	2,295	2,612	6,734	7,597
Other	1,329	1,610	3,881	4,526
Total noninterest income	20,194	20,991	60,181	61,652
Noninterest expense:
Salaries and employee benefits	25,068	24,090	74,107	70,518
Office supplies and postage	1,531	1,542	4,418	4,538
Occupancy	3,887	3,709	12,396	11,527
Equipment	2,288	2,053	6,658	6,194
Professional fees and outside services	2,215	2,068	6,369	6,543
Data processing and communications	3,054	2,971	9,085	9,454
Amortization of intangible assets	782	767	2,286	2,328
Loan collection and other real estate owned	676	548	1,838	2,275
Advertising	685	730	2,286	2,221
FDIC expenses	920	1,621	3,381	4,734
Prepayment penalty on long-term debt	-	1,205	-	1,205
Other operating	3,940	3,380	10,440	9,504
Total noninterest expense	45,046	44,684	133,264	131,041
Income before income taxes	20,334	19,405	61,533	59,518
Income taxes	5,117	4,835	17,354	16,548
Net income	$15,217	$14,570	$44,179	$42,970
Earnings Per Share:
Basic	$0.46	$0.42	$1.30	$1.25
Diluted	$0.45	$0.42	$1.29	$1.25

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income (unaudited)
(in thousands, except per share data)

	3Q	2Q	1Q	4Q	3Q
	2011	2011	2011	2010	2010

Interest, fee and dividend income:
Loans and leases	$50,991	$51,126	$50,860	$52,933	$53,301
Securities available for sale	7,771	7,947	7,904	7,944	8,621
Securities held to maturity	680	745	800	845	908
Other	342	440	493	627	482
Total interest, fee and dividend income	59,784	60,258	60,057	62,349	63,312
Interest expense:
Deposits	5,352	6,051	6,287	6,727	7,174
Short-term borrowings	56	52	58	64	91
Long-term debt	3,621	3,591	3,571	4,025	4,374
Trust preferred debentures	394	400	889	1,034	1,046
Total interest expense	9,423	10,094	10,805	11,850	12,685
Net interest income	50,361	50,164	49,252	50,499	50,627
Provision for loan and lease losses	5,175	6,021	3,965	6,687	7,529
Net interest income after provision for loan and lease losses	45,186	44,143	45,287	43,812	43,098
Noninterest income:
Trust	2,090	2,258	2,036	2,261	1,786
Service charges on deposit accounts	5,532	5,455	5,072	5,657	5,953
ATM and debit card fees	3,135	2,928	2,668	2,546	2,660
Insurance and other financial services revenue	5,127	5,025	5,773	4,327	4,595
Net securities gains	12	59	27	2,063	1,120
Bank owned life insurance income	674	660	1,035	872	655
Retirement plan administration fees	2,295	2,268	2,171	2,759	2,612
Other	1,329	1,208	1,344	1,751	1,610
Total noninterest income	20,194	19,861	20,126	22,236	20,991
Noninterest expense:
Salaries and employee benefits	25,068	24,035	25,004	23,200	24,090
Office supplies and postage	1,531	1,342	1,545	1,564	1,542
Occupancy	3,887	3,987	4,522	3,823	3,709
Equipment	2,288	2,180	2,190	2,123	2,053
Professional fees and outside services	2,215	2,088	2,066	2,489	2,068
Data processing and communications	3,054	3,117	2,914	2,893	2,971
Amortization of intangible assets	782	771	733	744	767
Loan collection and other real estate owned	676	443	719	761	548
Advertising	685	1,033	568	1,266	730
FDIC expenses	920	965	1,496	1,347	1,621
Prepayment penalty on long-term debt	-	-	-	3,321	1,205
Other operating	3,940	3,196	3,304	3,719	3,380
Total noninterest expense	45,046	43,157	45,061	47,250	44,684
Income before income taxes	20,334	20,847	20,352	18,798	19,405
Income taxes	5,117	6,192	6,045	4,364	4,835
Net income	$15,217	$14,655	$14,307	$14,434	$14,570
Earnings per share:
Basic	$0.46	$0.43	$0.42	$0.42	$0.42
Diluted	$0.45	$0.43	$0.41	$0.42	$0.42

Three Months ended September 30,
	2011			2010
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$25,088	$11	0.17%	$132,734	$77	0.23%
Securities available for sale (1)(excluding unrealized gains or losses)	1,120,083	8,317	2.95%	1,052,985	9,258	3.49%
Securities held to maturity (1)	74,482	1,026	5.46%	111,140	1,364	4.87%
Investment in FRB and FHLB Banks	27,022	329	4.84%	30,638	405	5.23%
Loans and leases (2)	3,686,693	51,227	5.51%	3,631,637	53,506	5.85%
Total interest earning assets	$4,933,368	$60,910	4.90%	$4,959,134	$64,610	5.17%
Other assets	442,275			437,542
Total assets	$5,375,643			$5,396,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,036,572	811	0.31%	$1,078,771	$1,445	0.53%
NOW deposit accounts	631,284	483	0.30%	665,893	616	0.37%
Savings deposits	615,168	170	0.11%	564,847	217	0.15%
Time deposits	882,896	3,888	1.75%	972,049	4,896	2.00%
Total interest bearing deposits	$3,165,920	$5,352	0.67%	$3,281,560	$7,174	0.87%
Short-term borrowings	172,370	56	0.13%	159,480	91	0.23%
Trust preferred debentures	75,422	394	2.07%	75,422	1,046	5.50%
Long-term debt	370,349	3,621	3.88%	444,681	4,374	3.90%
Total interest bearing liabilities	$3,784,061	$9,423	0.99%	$3,961,143	$12,685	1.27%
Demand deposits	983,318			827,358
Other liabilities	69,860			77,590
Stockholders' equity	538,404			530,585
Total liabilities and stockholders' equity	$5,375,643			$5,396,676
Net interest income (FTE)		51,487			51,925
Interest rate spread			3.91%			3.90%
Net interest margin			4.14%			4.15%
Taxable equivalent adjustment		1,126			1,298
Net interest income		$50,361			$50,627

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Nine Months ended September 30,
	2011			2010
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$97,973	$191	0.26%	$121,211	$219	0.24%
Securities available for sale (1)(excluding unrealized gains or losses)	1,105,777	25,330	3.06%	1,085,171	30,326	3.74%
Securities held to maturity (1)	84,660	3,353	5.29%	138,339	4,702	4.54%
Investment in FRB and FHLB Banks	27,112	1,084	5.34%	32,840	1,329	5.40%
Loans and leases (2)	3,650,667	153,678	5.63%	3,637,532	161,097	5.92%
Total interest earning assets	$4,966,189	$183,636	4.94%	$5,015,093	$197,673	5.27%
Other assets	428,959			440,752
Total assets	$5,395,148			$5,455,845

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,070,971	2,937	0.37%	$1,100,904	$5,085	0.62%
NOW deposit accounts	667,012	1,745	0.35%	692,178	2,207	0.43%
Savings deposits	599,173	517	0.12%	551,662	623	0.15%
Time deposits	911,161	12,491	1.83%	998,257	15,712	2.10%
Total interest bearing deposits	$3,248,317	$17,690	0.73%	$3,343,001	$23,627	0.94%
Short-term borrowings	153,857	166	0.14%	156,248	338	0.29%
Trust preferred debentures	75,422	1,683	2.98%	75,422	3,106	5.51%
Long-term debt	369,930	10,783	3.90%	490,622	14,289	3.89%
Total interest bearing liabilities	$3,847,526	$30,322	1.05%	$4,065,293	$41,360	1.36%
Demand deposits	940,332			789,160
Other liabilities	67,968			79,531
Stockholders' equity	539,322			521,861
Total liabilities and stockholders' equity	$5,395,148			$5,455,845
Net interest income (FTE)		153,314			156,313
Interest rate spread			3.89%			3.91%
Net interest margin			4.13%			4.17%
Taxable equivalent adjustment		3,537			4,284
Net interest income		$149,777			$152,029

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

	September 30,	December 31,
(In thousands)	2011	2010
Residential real estate mortgages	$570,448	$548,394
Commercial	608,675	577,731
Commercial real estate mortgages	867,258	844,458
Real estate construction and development	66,054	45,444
Agricultural and agricultural real estate mortgages	105,747	112,738
Consumer	936,983	905,563
Home equity	552,925	575,678
Total loans and leases	$3,708,090	$3,610,006